As filed with the Securities and Exchange Commission on December 20, 2013
Registration No. 333-92835

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Healthcare Services Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)		23-201836 (I.R.S. Employer Identification Number)

3220 Tillman Drive
Glenview Corporate Center, Suit 300
Bensalem, Pennsylvania 19020
(215) 639-4274
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Employee Stock Purchase Plan
Deferred Compensation Plan
Retirement Savings Plan
(Full title of the Plan)

Daniel P. McCartney
Chairman and Chief Executive Officer
Healthcare Servies Group, Inc.
3220 Tillman Drive
Glenview Corporate Center, Suit 300
Bensalem, Pennsylvania 19020
(215) 639-4274
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Kenneth A. Schlesinger, Esq. Olshan Frome Wolosky LLP Park Avenue Tower 65 East 55th Street New York, New York 10022 (212) 451-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

large accelerated filer ☒	accelerated filer ☐
non-accelerated filer ☐ (do not check if a smaller reporting company)	smaller reporting company ☐

HEALTHCARE SERVICES GROUP, INC.
DEREGISTRATION OF CERTAIN SECURITIES
EXPLANATORY NOTE

Healthcare Services Group, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister certain securities originally registered by the Company pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on December 15, 1999 (Registration Statement No. 333-92835) (the “Registration Statement”) with respect to shares of the Company’s common stock, par value $.01 per share (the “Common Stock”). The Registration Statement registered 1,100,000 shares (5,569,000 shares, adjusted for four (4) three-for-two stock splits) of Common Stock for issuance pursuant to the Company’s: (i) Employee Stock Purchase Plan (the “ESPP”), (ii) Deferred Compensation Plan and (iii) Retirement Savings Plan (the “401(K) Plan”).

The following table provides a summary of all shares of Common Stock by Plan included in the Registration Statement:

Plan Title	Plan Status	Registration Statement	Adjusted for Stock Splits
Employee Stock Purchase Plan	Active	800,000	4,050,000
Deferred Compensation Plan	Active	200,000	1,013,000
Retirement Savings Plan	Deregister	100,000	506,000
Total Shares		1,100,000	5,569,000

Effective January 1, 2013, employee contributions under the 401(K) Plan may no longer be invested in the Company’s Common Stock. However, contributions previously invested in the Company’s Common Stock may continue to be held in that fund.

Based on the modification of the 401(K) Plan investment options and in accordance with Section 3(a)(2) of the Securities Act of 1933, continued registration of participants’ interests in the 401(K) Plan is no longer required. Additionally, the Company will cease to file annual reports on Form 11-K upon the effectiveness of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement.

With respect to future audited financial statements of the Company, the Company may still provide forward incorporation by reference of such audited financial statements to the Registration Statement to enable the Company to continue issuing registered shares of Common Stock for issuance pursuant to the Company’s ESPP and Deferred Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Bensalem, Commonwealth of Pennsylvania, on this 20th day of December, 2013.

HEALTHCARE SERVICES GROUP, INC. (Registrant)

/s/ Daniel P. McCartney
Daniel P. McCartney
Chief Executive Officer and Chairman of the Board

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POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.  Each of the undersigned officers and directors of Healthcare Services Group, Inc. hereby constitutes and appoints Daniel P. McCartney and John C. Shea and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him in his name in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and to prepare any and all exhibits thereto, and other documents in connection therewith, and to make any applicable state securities law or blue sky filings, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done to enable Healthcare Services Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Daniel P. McCartney	Chief Executive Officer and Chairman	December 20, 2013
Daniel P. McCartney	(Principal Executive Officer)

/s/ John C. Shea	Chief Financial Officer	December 20, 2013
John C. Shea	(Principal Financial and Accounting Officer)

/s/ Theodore Wahl	Director and President and Chief	December 20, 2013
Theodore Wahl	Operating Officer

/s/ Michael E. McBryan	Director and Executive Vice President	December 20, 2013
Michael E. McBryan

/s/ Robert L. Frome	Director	December 20, 2013
Robert L. Frome

/s/ Diane S. Casey	Director	December 20, 2013
Diane S. Casey

/s/ John M. Briggs	Director	December 20, 2013
John M. Briggs

/s/ Robert J. Moss	Director	December 20, 2013
Robert J. Moss

/s/ Dino D. Ottaviano	Director	December 20, 2013
Dino D. Ottaviano

/s/ John J. McFadden	Director	December 20, 2013
John J. McFadden

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